FRANKLIN, LA – NYSE-AMEX:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended March 31, 2010, the second quarter of fiscal 2010.

Earnings for the quarter ended March 31, 2010 amounted to $1.7 million, or $0.80 per diluted share, compared to $1.7 million, or $0.78 per diluted share, for the same quarter in fiscal 2009, an increase of $0.02 per diluted share, or 2.6%.

Earnings for the six month period ended March 31, 2010 amounted to $3.4 million, or a record $1.62 per diluted share, compared to $3.4 million, or $1.61 per diluted share, for the same period in fiscal 2009, an increase of $0.01 per diluted share, or 0.6%.

 “Our record earnings of $1.62 diluted EPS for the fiscal year to date is remarkable, especially considering that we posted record EPS for fiscal 2009,” said Little.

The Company reported the following key achievements:

•	Diluted EPS for the quarter remained robust at $0.80.
•	Net Charge Offs for the quarter amounted to 0.07% of average loans.
•	Tangible equity increased to 9.20% at March 31, 2010.
•	Tangible book value per share increased to a record $33.27

•	Quarterly operating revenue increased 1.9% to $11.4 million from $11.2 million in fiscal 2009.

•	SmartGrowth Loans in the past twelve months increased $11.4 million or 2.5%. SmartGrowth Loans now comprise 77.8% of all loans.
•	SmartGrowth Deposits in the past twelve months increased $19.9 million or 5.3%. SmartGrowth Deposits now comprise 67.3% of all deposits.
•	Quarterly Dividends were maintained at $0.355 per share compared to $0.35 per share for the quarter ended March 31, 2009, an increase of 1.4%.

Asset Quality

Non-performing assets totaled $17.3 million, or 2.3% of total assets, at March 31, 2010, compared to $11.9 million, or 1.58% of total assets, at December 31, 2009, and $8.3 million, or 1.05% of total assets, a year ago.  Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due and other real estate owned.

The $5.4 million increase this quarter was primarily due to loans totaling $6.4 to a commercial credit relationship involving a residential land development and five show homes in the Baton Rouge market area that the borrower of which filed for protection under chapter 11 bankruptcy.  Due to the bankruptcy, Management indicated that an extended period of time may be required to resolve this credit but feels that the allowance for loan loss is adequate to absorb losses, if any.

The following table sets forth asset quality ratios for each of the past five quarters:

	Mar ‘10	Dec ‘09	Sep '09	Jun '09	Mar '09
Net Charge-offs/Average Loans	0.07%	0.04%	0.22%	0.03%	0.03%
ALLL/NPLs	52.18%	72.12%	95.44%	74.34%	84.60%
ALLL/NPAs	47.76%	64.83%	74.85%	68.01%	77.78%
ALLL/Loans	1.37%	1.29%	1.14%	1.10%	1.05%
Non-Accrual Loans/Loans	2.32%	1.59%	1.02%	1.07%	0.84%
NPAs/Assets (Net of specific reserves)	2.00%	1.58%	1.19%	1.27%	1.05%

Net charge-offs for the quarter were $0.4 million, or 0.07% of average loans, compared to $0.2 million or 0.03% of average loans for the same period a year ago.  For the last four quarters, net charge-offs were 0.36% of average loans.

The following table sets forth the activity in the allowance for loan losses for each of the past 5 quarters.

(in 000's)	Mar ‘10	Dec '09	Sep '09	Jun '09	Mar ‘09
Beginning ALLL	$7,744	$6,806	$6,836	$6,478	$5,631
Provision for Loan Losses	900	1,196	1,286	550	1,035
Net Charge-offs	391	258	1,316	192	188
Ending ALLL	$8,253	$7,744	$6,806	$6,836	$6,478

The Company recorded a loan loss provision during the quarter of $0.9 million.  As a result the allowance for loan losses was 1.37% of total loans, or $8.3 million, at March 31, 2010 compared to 1.04% of total loans, or $6.5 million at March 31, 2009 and 1.29% of total loans, or $7.8 million at December 31, 2009.

Operating Revenue

Operating revenue for the quarter, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.4 million, an increase of 1.9% or $0.2 million, compared to $11.2 million for the same period in fiscal 2009.

The table below reflects Teche’s operating revenues in millions over the past five quarters:

Operating Revenue	Mar ‘10	Dec ‘09	Sep '09	Jun '09	Mar '09
Net Interest Income	$ 7.4	$ 7.4	$ 7.5	$ 7.6	$ 7.1
Non Interest Income	4.0	4.0	4.2	4.0	4.1
Operating Revenue	$11.4	$11.4	$11.7	$11.6	$11.2

Net Interest Income

Net interest income for the three months ended March 31, 2010 amounted to $7.4 million compared to $7.0 million for the quarter ended March 31, 2009, an increase of 5.3%, or $0.4 million primarily due to a decrease in the cost of interest bearing liabilities.

Net Interest Margin and Spread

	Mar ‘10	Dec ‘09	Sep '09	Jun '09	Mar '09
Yield on Earning Assets	5.99%	6.01%	6.01%	6.07%	6.11%
Cost of Interest Bearing Liabilities	1.91%	1.99%	2.12%	2.22%	2.47%
Spread	4.08%	4.02%	3.88%	3.85%	3.64%
Net Interest Margin	4.29%	4.26%	4.14%	4.12%	3.92%

Net interest margin amounted to 4.29% for the three-month period ended March 31, 2010; compared to 3.92% for the three-months ended March 31, 2009.  The increase was primarily due to a decrease in the cost of interest bearing liabilities.

Spread amounted to 4.08% for the three month period ended March 31, 2010, compared to 3.64% for the same period in the previous year.  Compared to the same quarter last year, average yield on earnings assets decreased 12 basis points from 6.11% to 5.99%, while average cost of funds decreased 56 basis points from 2.47% to 1.91%.

“Our increased net interest income this quarter compared to fiscal 2009 is the result of our focus on SmartGrowth Deposits and Loans, and also due to lower market interest rates,” said Little.  “The result has been higher margin and higher spread.”

Non Interest Income

Non-interest income remained stable at $4.0 million for the quarter compared to $4.0 million in the linked quarter and $4.1 million a year ago.  This amounted to 2.08% of average assets for the quarter, compared to 2.11% for the linked quarter and 2.12% a year ago.  Deposit fees comprised 90.2% of non-interest income for the quarter, compared to 91.9% for the linked quarter and 90.9% a year ago.

Non-interest income amounted to 34.7% of operating income for the quarter ended March 31, 2010, compared to 37.0% for the three months ended March 31, 2009 and to 35.1% for the linked quarter.

“There has been considerable interest and discussion regarding the potential impact to non-interest income because of the effect of the new debit card ‘opt-in’ regulation,” said Little.  “At Teche, we started our opt-in program early.  Thus far, we have engaged over 85% of our customers and over 82%, or approximately 96% of those engaged, have opted in.  It is clear that our customers appreciate and value our services.  Of the few customers not opting-in, the majority seldom incur services charges.  We expect that, by the August 15 deadline, approximately 95% of our affected customers will have opted-in.  Debit card related service charge income is less than 30% of non-interest income.  As a result, we believe that the new regulation will not have a material effect on our non-interest income.  It is also possible that we could see an increase in new customers who appreciate this service that other banks may discontinue.”

Non Interest Expense

For the quarter, non-interest expense was $8.0 million or 4.20% of average assets, compared to the linked quarter of $7.6 million or 4.01% of average assets, an increase of 5.3%, primarily due to compensation and occupancy expenses.  Compared to the same quarter in fiscal 2009, non-interest expense increased slightly.

Net Income

	Mar ‘10	Dec ‘09	Sep '09	Jun '09	Mar '09
Net Income	$1,700	$1,733	$1,983	$1,733	$1,656
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.35	$0.35
Basic Earnings Per Common Share	$0.81	$0.83	$0.95	$0.82	$0.78
Diluted Earnings Per Common Share	$0.80	$0.82	$0.94	$0.81	$0.78
Annualized Return on Avg. Assets	0.89%	0.91%	1.01%	0.88%	0.85%
Annualized Return on Avg. Equity	9.14%	9.37%	10.91%	9.55%	9.24%
Annualized Return on Avg. Tangible Equity	9.64%	9.91%	11.53%	10.11%	9.79%

“The bottom line is that our net income has been consistent and substantial for the past five quarters,” said Little.

Since 2003, the Company has increased dividends for seven consecutive years and on March 31, 2010 paid a $0.355 per share quarterly dividend, its fifty-ninth consecutive.  Based on the closing price of the Company’s common stock on March 31, 2010 of $32.90, the annualized dividend yield was 4.3%.

Capital

	Mar ‘10	Dec ‘09	Sep '09	Jun '09	Mar '09
Ratio of Equity to Assets	9.63%	9.55%	9.34%	8.87%	8.81%
Tangible Equity Ratio (2)	9.20%	9.07%	8.90%	8.44%	8.38%
Risk-Based Capital Ratio	12.91%	12.70%	12.72%	12.15%	11.98%
Book Value per Common Share	$35.02	$34.49	$34.09	$33.43	$33.08
Tangible Book Value Per Common Share	$33.27	$32.74	$32.33	$31.67	$31.33

The tangible equity ratio increased to 9.20%, compared to 8.38% a year ago, primarily due to earnings.  Tangible book value per common share increased to $33.27, from $31.33 a year ago, an increase of $1.94, or 6.2%, primarily due to earnings.  “We have increased our capital and various capital ratios by organic capital growth.  We are very pleased that we did not take TARP,” said Little.

Loan Growth

	Mar ‘10	Dec ‘09	Sep '09	Jun '09	Mar '09
SmartGrowth Loans
Consumer	$110,438	$109,899	$108,013	$106,563	$104,524
Commercial	212,485	213,505	210,201	209,091	204,973
Home Equity	57,443	57,373	58,348	58,216	57,852
SmartMortgages	86,677	86,462	83,775	88,200	88,305
Total SmartGrowth Loans	$467,043	$467,239	$460,337	$462,070	$455,654
Mortgage Loans (owner occupied conforming)	133,478	135,048	134,996	156,759	157,954
Total Loans	$600,521	$602,287	$595,333	$618,829	$613,608

Three Month Period.  Gross loans receivable decreased to $600.5 million at March 31, 2010, from $602.3 million at December 31, 2009, a linked quarter decrease of $1.8 million, or 0.3%.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $467.0 million, or 77.8% of total loans at March 31, 2010, compared to $467.2 million, or 77.6% at December 31, 2009.

Commercial loan balances at March 31, 2010 amounted to $212.5 million, compared to $213.5 million at December 31, 2009, a three month decrease of $1.0 million or 0.5%.  Consumer loan balances at March 31, 2010 amounted to $110.4 million, compared to $109.9 million at December 31, 2009, a linked quarter increase of $0.5 million, or 0.5%.

Twelve Month Period. Gross loans receivable decreased to $600.5 million at March 31, 2010 from $613.6 million at March 31, 2009 a twelve month decrease of $13.1 million, or 2.1% primarily due to the sale, in 2009, of $26 million in fixed rate mortgage loans, $5 million of which were SmartMortgages.  SmartGrowth Loans increased to $467.0 million at March 31, 2010, from $455.6 million at March 31, 2009, a twelve month increase of $11.4 million, or 2.5%.

Commercial loan balances at March 31, 2010 amounted to $212.5 million, compared to $205.0 million at March 31, 2009 a twelve month increase of $7.5 million, or 3.7%.  Consumer loan balances at March 31, 2010 amounted to $110.4 million, a twelve month increase of $5.9 million, or 5.7%.  Commercial loan balances totaling about $59 million had average floor interest rates of approximately 4.5% at March 31, 2010.

Deposit Growth

	Mar ‘10	Dec ‘09	Sep '09	Jun '09	Mar '09
SmartGrowth Deposits
Checking	$177,174	$170,552	$165,796	$168,733	$175,477
Money Market	68,763	80,034	95,461	108,668	120,865
Savings	149,233	128,254	106,479	93,485	78,944
Total SmartGrowth Deposits	$395,170	$378,840	$367,736	$370,886	$375,286
Time Deposits	191,573	196,651	217,733	234,556	236,403
Total Deposits	$586,743	$575,491	$585,469	$605,442	$611,689

“Our SmartGrowth deposits increased both on a linked-quarter basis and over the past year and our cost of interest bearing liabilities decreased by 56 basis points,” said Little.  “This is consistent with our long-term SmartGrowth strategy.”

Three Month Growth.  Total deposits increased to $586.7 million at March 31, 2010, from $575.5 million at December 30, 2009, a linked quarter increase of $11.2 million or 2.0%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, had solid growth. Total SmartGrowth Deposits increased $16.3 million to $395.2 million or 4.3% at March 31, 2010, from $378.8 million at December 31, 2009.

Checking account balances at March 31, 2010 increased $6.6 million, or 3.9%, to $177.2 million from $170.6 million at December 31, 2009.

Twelve Month Growth. Total deposits decreased to $586.7 million at March 31, 2010, from $611.7 million at March 31, 2009, a twelve month decrease of $24.9 million, or 4.1% primarily due to reductions in total time deposit balances, especially from June 2009 to December 2009, concurrent with the sale of loans, described above.  Total SmartGrowth Deposits grew $19.9 million, or 5.3% from $375.2 million at March 31, 2009.

SmartGrowth Deposits amounted to 67.3% of total deposits as of March 31, 2010 compared to 61.4% at March 31, 2009.

Checking account balances at March 31, 2010 increased 1.0% or $1.7 million in the past 12 months. Checking account balances now account for 30.2% of total deposits compared to 28.7% at March 31, 2009.

Teche Holding Company is the parent company of Teche Federal Bank, which operates twenty offices in South Louisiana and serves over 60,000 customers.  Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $763 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Mar.	Dec.	Sep.	Jun.	Mar.
	2010	2009	2009	2009	2009
Interest Income	$10,374	$10,500	$10,880	$11,130	$11,013
Interest Expense	2,940	3,067	3,386	3,583	3,950
Net Interest Income	7,434	7,433	7,494	7,547	7,063
Provision for Loan Losses	900	1,196	1,286	550	1,035
Net Interest Income after
Provision for Loan Losses	6,534	6,237	6,208	6,997	6,028
Non Interest Income	3,956	4,014	4,225	4,036	4,114
Non Interest Expense	7,980	7,641	7,894	8,204	7,678
Income Before Gain on Securities
and Sale of Loans	2,510	2,610	2,539	2,829	2,464
Gain on Securities	(8)	(36)	(183)	(434)	18
Gain on Sale of Loans	--	--	559	--	--
Income Taxes	802	841	932	662	826
Net Income (loss)	$1,700	$1,733	$1,983	$1,733	$1,656
Selected Financial Data
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.35	$0.35
Basic Earnings Per Common Share	$0.81	$0.83	$0.95	$0.82	$0.78
Diluted Earnings Per Common Share	$0.80	$0.82	$0.94	$0.81	$0.78
Annualized Return on Avg. Assets	0.89%	0.91%	1.01%	0.88%	0.85%
Annualized Return on Avg. Equity	9.14%	9.37%	10.91%	9.55%	9.24%
Annualized Return on Avg.
Tangible Equity (1)	9.64%	9.91%	11.53%	10.11%	9.79%
Yield on Interest Earning Assets	5.99%	6.01%	6.01%	6.07%	6.11%
Cost of Interest Bearing Liabilities	1.91%	1.99%	2.12%	2.22%	2.47%
Spread	4.08%	4.02%	3.88%	3.85%	3.64%
Net Interest Margin	4.29%	4.26%	4.14%	4.12%	3.92%
Non-Interest Income/Avg. Assets	2.08%	2.11%	2.16%	2.04%	2.12%
Non-Interest Expense/Avg. Assets	4.20%	4.01%	4.03%	4.15%	3.94%
Quarterly Net Charge-offs/Avg. Loans	0.06%	0.04%	0.22%	0.03%	0.03%
Weighted avg. shares Outstanding
Basic	2,100	2,098	2,096	2,107	2,118
Diluted	2,118	2,116	2,117	2,125	2,128
AVERAGE BALANCE SHEET DATA
Total Assets	$759,908	$761,312	$784,058	$790,499	$780,054
Earning assets	$692,527	$698,268	$724,678	$733,368	$720,998
Loans	$600,554	$599,115	$608,769	$615,616	$606,951
Interest-bearing deposits	$511,521	$512,049	$534,850	$538,403	$532,033
Total deposits	$576,502	$576,534	$600,339	$604,681	$596,291
Total stockholders’ equity	$ 74,416	$ 73,977	$ 72,723	$ 72,568	$ 71,689

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$74,416	$73,922	$72,723	$72,568	$71,689
Less average goodwill and other intangible assets,
net of related income taxes	3,705	3,687	3,694	3,703	3,708
Average Tangible Equity	$70,711	$70,235	$69,029	$68,865	$67,981

Net Income	1,700	1,733	$1,983	$1,733	$1,656
Plus Amortization of core deposit
intangibles, net of related income taxes	5	7	7	7	7
Net Income, as adjusted	$ 1,705	$ 1,740	$ 1,990	$ 1,740	$ 1,663

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Statements of Income
(UNAUDITED)

	FISCAL YEAR TO DATE (SIX MONTHS) ENDED
	Mar.	Mar.
	2010	2009	$Change	%Change
Interest Income	$20,875	$22,227	$(1,352)	-6.1%
Interest Expense	6,007	8,329	(2,322)	-27.9%
Net Interest Income	14,868	13,898	970	7.0%
Provision for Loan Losses	2,096	1,190	906	76.1%
Net Interest Income after
Provision for Loan Losses	12,772	12,708	64	0.5%
Non Interest Income	7,970	8,068	(98)	-1.2%
Non Interest Expense	15,621	15,273	348	2.3%
Income Before Gain on Securities
and Sale of Loans	5,121	5,503	(382)	-6.9%
Gain(Loss) on Securities	(45)	(419)	374	-89.3%
Gain(Loss) on Sale of Loans	-	-	-	0.0%
Income Taxes	1,643	1,664	(21)	-1.3%
Net Income (loss)	$ 3,433	$ 3,420	$ 13	0.4%
Selected Financial Data
Dividends Declared Per Share	$0.71	$0.70	$0.01	1.4%
Basic Earnings Per Common Share	1.64	1.61	0.03	1.9%
Diluted Earnings Per Common Share	1.62	1.61	0.01	0.6%
Annualized Return on Avg. Assets	0.90%	0.88%	0.02%	2.7%
Annualized Return on Avg. Equity	9.25%	9.68%	-0.43%	-4.4%
Annualized Return on Avg.
Tangible Equity (1)	9.77%	10.26%	-0.49%	-4.8%
Yield on Interest Earning Assets	6.00%	6.21%	-0.21%	-3.4%
Cost of Interest Bearing Liabilities	1.95%	2.62%	-0.67%	-25.6%
Spread	4.05%	3.59%	0.46%	12.8%
Net Interest Margin	4.28%	3.88%	0.40%	10.3%
Non-Interest Income/Avg. Assets	2.08%	2.08%	0.00%	0.0%
Non-Interest Expense/Avg. Assets	4.11%	3.94%	0.17%	4.3%
Quarterly Net Charge-offs/Avg. Loans	0.11%	0.04%	0.07%	175.0%
Weighted avg. shares Outstanding
Basic	2,117	2,118	(1)	0.0%
Diluted	2,099	2,128	(29)	-1.4%
AVERAGE BALANCE SHEET DATA
Total Assets	$759,908	$775,087	$(15,179)	-2.0%
Earning assets	$692,527	$715,784	$(23,257)	-3.2%
Loans	$600,554	$601,299	$ (745)	-0.1%
Interest-bearing deposits	$511,789	$529,407	$(17,618)	-3.3%
Total deposits	$576,502	$593,382	$(16,880)	-2.8%
Total stockholders’ equity	$ 74,194	$ 70,648	$ 3,546	5.0%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$74,194	$70,648	$ 3,546	5.0%
Less average goodwill and other intangible assets,
net of related income taxes	3,711	3,712	(1)	0.0%
Average Tangible Equity	70,483	66,936	3,547	5.3%

Net Income	3,433	3,420	13	0.4%
Plus Amortization of core deposit
intangibles, net of related income taxes	10	14	(4)	-28.6%
Net Income, as adjusted	$ 3,443	$ 3,434	$ 9	0.3%

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Balance Sheet
(UNAUDITED)
	Mar 2010	Dec. 2009	Sep. 2009	Jun. 2009	Mar. 2009
SmartGrowth Loans
Consumer	$110,438	$109,899	$108,013	$106,563	$104,524
Commercial	212,485	213,505	210,201	209,091	204,973
Home Equity	57,443	57,373	58,348	58,216	57,852
SmartMortgage Loans	86,677	86,462	83,775	88,200	88,305
Total SmartGrowth Loans	467,043	467,239	460,337	462,070	455,654
Mortgage Loans (owner occupied conforming)	133,478	135,048	134,996	156,759	157,954
	600,521	602,287	595,333	618,829	613,608
Allowance for Loan Losses	-8,253	-7,744	-6,806	-6,836	-6,478
Loans Receivable, Net	592,268	594,543	588,527	611,993	607,130

Cash and Securities	116,367	108,282	125,058	127,441	139,149
Goodwill and Other Intangibles	3,700	3,707	3,715	3,723	3,734
Foreclosed Real Estate	1,426	1,128	1,953	604	672
Other	49,874	49,604	45,818	45,752	44,811
TOTAL ASSETS	$763,635	$757,264	$765,071	$789,513	$795,496

SmartGrowth Deposits
Checking	$177,174	$170,552	$165,796	$168,733	$175,477
Money Market	68,763	80,034	95,461	108,668	120,865
Savings	149,233	128,254	106,479	93,485	78,944
Total Smart Growth Deposits	395,170	378,840	367,736	370,886	375,286
Time Deposits	191,573	196,651	217,733	234,556	236,403
Total Deposits	586,743	575,491	585,469	605,442	611,689

FHLB Advances	97,857	103,451	100,628	106,890	107,089
Other Liabilities	5,484	6,000	7,490	7,129	6,656
Stockholders’ Equity	73,551	72,322	71,484	70,052	70,062
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$763,635	$757,264	$765,071	$789,513	$795,496

Ratio of Equity to Assets	9.63%	9.55%	9.34%	8.87%	8.81%
Tangible Equity Ratio (2)	9.20%	9.07%	8.90%	8.44%	8.38%
Risk-Based Capital Ratio	12.91%	12.70%	12.72%	12.15%	11.98%
Book Value per Common Share	$35.02	$34.49	$34.09	$33.43	$33.08
Tangible Book Value Per Common Share (2)	$33.27	$32.74	$32.33	$31.67	$31.33
Non-performing Assets/Total Assets	2.27%	1.58%	1.19%	1.27%	1.05%
Shares Outstanding (in thousands)	2,100	2,097	2,097	2,095	2,118

The amount was calculated using the following information:

Stockholders’ Equity	$73,551	$72,322	$71,484	$70,052	$70,062
Less goodwill and other Intangible
assets, net of related income taxes	-3,683	-3,687	-3,692	-3,697	-3,704
Tangible Stockholders Equity	$69,868	$68,365	$67,792	$66,355	$66,358

Total Assets	$763,635	$757,264	$765,071	$789,513	$795,496
Less goodwill and other Intangible
assets’ net of related income taxes	-3,683	-3,687	-3,692	-3,697	- 3,704
Total Tangible Assets	$759,952	$753,577	$761,379	$785,816	$791,792

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
March 31, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$ 22,512	$ -	0.00%	$ 1,568	6.97%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,748	13	0.07%	94	0.50%
All Other
Secured by First Liens	304,778	60	0.02%	4,852	1.59%
Secured by Junior Liens	12,535	-	0.00%	148	1.18%
Multifamily (5+ Dwelling Units)	24,821	-	0.00%	-	0.00%
Nonresidential Property (Except Land)	87,283	256	0.29%	1,113	1.28%
Land	39,353	2	0.01%	5,585	14.19%
Subtotal – Real Estate Loans	$ 510,030	$ 331	0.06%	$ 13,360	2.62%

Non-Real Estate Loans:
Commercial Loans	29,251	-	0.00%	7	0.02%
Consumer Loans:
Loans on Deposits	7,450	51	0.68%	23	0.31%
Auto Loans	2,964	-	0.00%	12	0.40%
Mobile Home Loans	40,265	(2)	(0.00)%	321	0.80%
Other	10,561	11	0.10%	27	0.26%
Subtotal – Non Real Estate Loans	$ 90,491	$ 0	0.07%	$ 390	0.43%

Gross Loans	$ 600,521	$ 391	0.07%	$ 13,750	2.29%

Non-accruals	$ 12,295
90 + Days Past Due	1,455
OREO & Foreclosd	1,464
Nonperforming Assets	$ 15,214

NPAs/Assets	2.00%
NPAs/(Loans + OREO)	2.53%
LLR/Loans	1.37%
Net Charge-offs/Loans	0.07%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$ 15,716	$ 3	0.02%	$ 54	0.34%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,120	31	0.17%	119	0.66%
All Other
Secured by First Liens	305,083	7	0.00%	5,626	1.84%
Secured by Junior Liens	13,237	38	0.29%	135	1.02%
Multifamily (5+ Dwelling Units)	26,337	(1)	0.00%	1,707	6.48%
Nonresidential Property (Except Land)	91,947	0	0.00%	1,565	1.70%
Land	40,712	0	0.00%	965	2.37%
Subtotal – Real Estate Loans	$ 511,152	$ _78	0.02%	$ 10,171	1.99%

Non-Real Estate Loans:
Commercial Loans	29,984	82	0.27%	7	0.02%
Consumer Loans:
Loans on Deposits	7,558	6	0.08%	149	1.97%
Auto Loans	3,123	5	0.16%	30	0.96%
Mobile Home Loans	40,862	85	0.21%	357	0.87%
Other	9,608	2	0.01%	24	0.25%
Subtotal – Non Real Estate Loans	$ 91,135	$ 180	0.20%	$ 567	0.62%

Gross Loans	$ 602,287	$ 258	0.04%	$ 10,738	1.78%

Non-accruals	$ 9,589
90 + Days Past Due	1,148
OREO & Foreclosed	1,208
Nonperforming Assets	$ 11,945

NPAs/Assets	1.58%
NPAs/(Loans + OREO)	1.98%
LLR/Loans	1.29%
Net Charge-offs/Loans	0.04%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$ 21,707	$ 0	0.0%	$ 1,066	4.91%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	17,529	0	0.0%	50	0.29%
All Other
Secured by First Liens	302,072	4	0.0%	4,408	1.46%
Secured by Junior Liens	13,882	5	0.04%	88	0.63%
Multifamily (5+ Dwelling Units)	23,921	1,139	4.76%	324	1.35%
Nonresidential Property (Except Land)	91,428	63	0.07%	371	0.41%
Land	34,644	0	0.0%	388	1.12%
Subtotal – Real Estate Loans	$ 505,183	$ 1,211	0.24%	$ 6,695	1.33%

Non-Real Estate Loans:
Commercial Loans	30,395	96	0.32%	98	0.32%
Consumer Loans:
Loans on Deposits	7,779	1	0.01%	50	0.64%
Auto Loans	3,044	(5)	(0.16)%	19	0.62%
Mobile Home Loans	40,327	6	0.01%	266	0.66%
Other	8,605	7	0.08%	2	0.02%
Subtotal – Non Real Estate Loans	$ 90,150	$ 105	0.12%	$ 435	0.48%

Gross Loans	$ 595,333	$ 1,316	0.22%	$ 7,130	1.20%

Non-accruals	$ 6,048
90 + Days Past Due	1,082
OREO & Foreclosed	1,962
Nonperforming Assets	$ 9,092

NPAs/Assets	1.19%
NPAs/(Loans + OREO)	1.52%
LLR/Loans	1.14%
Net Charge-offs/Loans	0.22%

Average Loan Balances & Yields	03/31/2010	03/31/2010	12/31/2009	12/31/2009	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$ 350,776	6.05%	$ 349,819	6.04%	$ 957	0.01%
Commercial	139,929	5.69%	139,403	6.01%	526	-0.32%
	490,705	5.95%	489,222	6.03%	1,483	-0.08%

Non-Real Estate Loans
Commercial	29,291	6.44%	29,587	6.49%	(296)	-0.05%
Consumer	80,558	9.11%	80,306	9.32%	252	-0.21%
	109,849	8.40%	109,893	8.56%	(44)	-0.16%

Total All Loans	$ 600,554	6.40%	$ 599,115	6.50%	$ 1,439	-0.10%

Average Loan Balances & Yields	03/31/2010	03/31/2010	03/31/2009	03/31/2009	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$ 350,776	6.05%	$ 374,209	6.26%	$(23,433)	-0.21%
Commercial	139,929	5.69%	127,326	6.15%	12,603	-0.46%
	490,705	5.95%	501,535	6.23%	(10,830)	-0.28%

Non-Real Estate Loans
Commercial	29,291	6.44%	28,849	6.37%	(442)	0.07%
Consumer	80,558	9.11%	76,567	9.17%	3,991	-0.06%
	109,849	8.40%	105,416	8.40%	4,433	0.00%

Total All Loans	$ 600,554	6.40%	$ 606,951	6.61%	$ (6,397)	-0.21%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	03/31/2010	03/31/2010	12/31/2009	12/31/2009	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$ 105,087	0.45%	$ 102,103	0.47%	$ 2,984	-0.02%	2.9%
Non-interest bearing Deposits	64,981	0.00%	64,526	0.00%	455	0.00%	0.7%
Checking Total	170,068	0.28%	166,629	0.29%	3,439	-0.01%	2.1%

Savings Accounts	137,921	1.01%	118,486	0.98%	19,435	0.03%	16.4%
Money Market Accounts	73,672	0.39%	86,776	0.40%	(13,104)	-0.01%	-15.1%

Total Smart Growth Deposits	381,661	0.56%	371,891	0.53%	9,770	0.03%	2.6%

Time Deposits	194,841	2.64%	204,684	2.80%	(9,843)	-0.16%	-4.8%

Total Deposits	576,502	1.26%	576,575	1.34%	(73)	-0.08%	0.0%

FHLB Advances	103,257	4.34%	103,400	4.40%	(143)	-0.06%	-0.1%

Total Interest-bearing liabilities	$ 614,778	1.91%	$ 615,449	1.99%	$ (671)	-0.08%	-0.1%

Non-interest bearing Deposits	$ 64,981	0.00%	$ 64,526	0.00%	$ 455	0.00%	0.7%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	03/31/2010	03/31/2010	03/31/2009	03/31/2009	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$ 105,087	0.45%	$ 102,831	0.60%	$ 2,256	-0.15%	2.2%
Non-interest bearing Deposits	64,981	0.00%	64,437	0.00%	544	0.00%	0.8%
Checking Total	170,068	0.28%	167,268	0.37%	2,800	-0.09%	1.7%

Savings Accounts	137,921	1.01%	65,605	0.90%	72,316	0.11%	110.2%
Money Market Accounts	73,672	0.39%	120,379	1.46%	(46,707)	-1.07%	-38.8%

Total Smart Growth Deposits	381,681	0.56%	353,252	0.84%	28,429	-0.28%	8.0%

Time Deposits	194,841	2.64%	243,039	3.27%	(48,198)	-0.63%	-19.8%

Total Deposits	576,502	1.26%	596,291	1.83%	(19,789)	-0.57%	-3.3%

FHLB Advances	103,257	4.34%	106,795	4.57%	(3,538)	-0.23%	-3.3%

Total Interest-bearing liabilities	$ 614,778	1.91%	$ 638,649	2.47%	$ (23,871)	-0.56%	-3.7%

Non-interest bearing Deposits	$ 64,981	0.00%	$ 64,437	0.00%	$ 544	0.00%	0.8%